POWERS OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints James L. North, Howard A. Thrailkill and John R. Cooper, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the provisions of the Securities Act of 1933, as amended, for the registration of 2,000,000 shares of Common Stock of ADTRAN, Inc. (the "Company") which may be acquired pursuant to options available for grant in the future by the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan and to sign any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
         This 18th. day of June, 1997.



/s/ Mark C. Smith
Mark C. Smith


/s/ Howard A. Thrailkill
Howard A. Thrailkill


/s/ Lonnie S. McMillian
Lonnie S. McMillian


/s/ O. Gene Gabbard
O. Gene Gabbard


/s/ William L. Marks
William L. Marks


/r/ Roy J. Nichols
Roy J. Nichols



/s/ James L. North
James L. North